Exhibit 99.2.  Certification required by the Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.


Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies that (1) this Annual Report of Capital City Bank Group, Inc. Profit Sharing 401 (k) Plan (the "Plan") on Form 11-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (this "Report"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in this Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.


/s/ J. Kimbrough Davis
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J. Kimbrough Davis
Executive Vice President and
Chief Financial Officer

Date:  June 27, 2003